Farmer Mac to Announce
Third Quarter 2026 Financial Results

WASHINGTON, D.C., October 22, 2026 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A) today announced that it will release its financial results for the fiscal quarter ended September 30, 2026, on Thursday, November 5, 2026, after the close of equity markets. A conference call to discuss the results will be held that day at 4:30 p.m. Eastern time.

The conference call can be accessed by telephone or webcast as follows:
Dial-In (Domestic): (888) 880-3330
Dial-In (International): (646) 357-8766
Webcast: https://www.farmermac.com/equity-investors

When dialing in to the call, please ask for the “Farmer Mac Earnings Conference Call.” This call can be heard live and will also be available for replay on Farmer Mac’s website following the conclusion of the conference call.
About Farmer Mac
Farmer Mac is driven by its mission to increase the accessibility of financing to provide vital liquidity for American agriculture and rural infrastructure. The secondary market served by Farmer Mac provides liquidity to our nation’s agricultural and infrastructure businesses, supporting a vibrant and strong rural America. We offer a wide range of solutions to help meet financial institutions’ growth, liquidity, risk management, and capital relief needs across diverse markets, including agriculture, agribusiness, broadband infrastructure, power and utilities, and renewable energy. We are uniquely positioned to facilitate competitive access to financing that fuels growth, innovation, and prosperity in America’s rural and agricultural communities. Additional information about Farmer Mac is available on our website at www.farmermac.com.

CONTACT:     Eric Estey, Investor Relations
        Lisa Meyer, Media Inquiries
        (202) 872-7700

* * * *